UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2008

DARA BioSciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

4505 Falls of Neuse Road, Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2008, David Drutz, M.D. was appointed to fill a vacancy on the Board of Directors of DARA BioSciences, Inc. (the "Company"). Dr. Drutz will serve on the Company's Compensation Committee and Corporate Governance and Nominating Committee.

On February 27, 2008, Hamilton Jordan resigned from the Company's Board of Directors. Mr. Jordan did not indicate that his resignation was the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: March 3, 2008

By: /s/ Richard A. Franco, Sr., R.Ph.

Name: Richard A. Franco, Sr., R.Ph.

Title: Chairman, President and Chief Executive Officer